Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement Form S-8 No. 333-205115 pertaining to the 2015 Equity Participation Plan of LTC Properties, Inc.,

•                  Registration Statement Form S-8 No. 333-152295 pertaining to the 2008 Equity Participation Plan of LTC Properties, Inc.,

•                  Registration Statement Form S-8 No. 333-115856 pertaining to  the 2004 Stock Option Plan of LTC Properties, Inc.,

•                  Registration Statement Form S-3 No. 333-190048 and in the related prospectus of LTC Properties, Inc.;

of our report dated July 31, 2015, with respect to the financial statements of the acquired portfolio of 10 independent, assisted living and memory care properties (the “Properties”) as of December 31, 2014 appearing in this Current Report on Form 8-K/A Amendment No. 1 of LTC Properties, Inc.

/s/ Ernst& Young LLP
Ernst& Young LLP

Toledo, Ohio

September 22, 2015